COMPANY CONTACT:
                                  Checkpoint Systems, Inc.
                                  Craig Burns
                                  Executive Vice President,
                                  Chief Financial Officer and Treasurer
                                  (856) 848-1800
                                INVESTOR RELATIONS CONTACTS:
                                  Christine Mohrmann, Jim Olecki
                                  Financial Dynamics
                                  (212) 850-5600

FOR IMMEDIATE RELEASE


                     CHECKPOINT SYSTEMS, INC. ANNOUNCES FOURTH QUARTER
                              AND FULL YEAR 2004 RESULTS


Thorofare, New Jersey, March 8, 2005 - Checkpoint Systems, Inc. (NYSE: CKP) today reported financial results for the fourth quarter and year ended December 26, 2004.

The GAAP reported net loss for the fourth quarter 2004 was $29.3 million, or $0.78 per diluted share, compared to net earnings of $4.5 million, or $0.13 per diluted share, for the fourth quarter 2003. Excluding impairment and restructuring charges, net of tax, the Company's net income for the fourth quarter 2004 was $0.30 per diluted share, compared to $0.27 per diluted share in the fourth quarter 2003. (See attached table for "Reconciliation of GAAP to Non-GAAP Measures".)

In the fourth quarter 2004, the Company recorded a non-cash impairment charge of $45.0 million net of tax, or $1.19 per diluted share, related to the impairment of goodwill, intangibles, and fixed assets in the Company's Labeling Services segment. The results for the fourth quarter 2004 also included a restructuring charge reversal of $2.0 million net of tax, or $0.05 per diluted share. The fourth quarter 2003 included restructuring and asset impairment charges of $5.8 million net of tax, or $0.14 per diluted share.

Revenue for the fourth quarter 2004 was $216.4 million, compared to $213.9 million for the fourth quarter 2003, an increase of 1.2%. Foreign exchange had a positive impact on revenue of approximately $10.4 million, or 4.9%, in the fourth quarter 2004, as compared to the fourth quarter 2003.

"Our fourth quarter results reflect the growth and profitability of our US security business," commented George Off, Chairman and Chief Executive Officer of Checkpoint. "We were encouraged with the results from our US electronic article surveillance (EAS) and closed circuit television (CCTV) businesses which delivered revenue growth of 21% and 6%, respectively. The strong growth in our US EAS business was driven by the ongoing rollout of our RF EAS technology with CVS/pharmacy. Our US CCTV business began facing more difficult prior year comparables, but still delivered outstanding results. However, declines in our Labeling Services segment have masked the Company's overall earnings potential. In the fourth quarter, we recorded a significant impairment charge related to our Labeling Services segment as these businesses have declined in revenue and profitability and the competitive pressures remain. Furthermore, our European businesses continue to face the challenges of operating in a soft retail economy, and recorded revenue declines of almost 13% in the quarter, on a constant dollar basis. Although our reported net loss was $0.55 per diluted share for the full year 2004, our operating results, excluding the impairment, restructuring charges, and litigation settlement, delivered earnings of $0.93 per diluted share as compared to $0.97 in 2003." (See attached table for "Reconciliation of GAAP to Non-GAAP Measures".)

Strategic Direction:

Mr. Off continued, "Over the last three months, we have undertaken a strategic evaluation of our business lines and operations globally. Our goal is to significantly improve operating margins, increase shareholder value, and strengthen customer focus. As a result, we have decided to concentrate on our core businesses, exit unprofitable businesses, reconfigure our supply chain operations, and improve our sales productivity. Through these measures, we believe we can achieve operating margins of 15% by year-end 2007, which will dramatically improve our financial performance.

Due to the success and profitability of our EAS and CCTV businesses, management has made the decision to focus on these businesses for investment and growth. Conversely, our barcode systems businesses have declined in revenue and profitability over the past few years and management has decided to exit these businesses. Our barcode systems businesses, which represent the majority of the Labeling Services segment, generated revenue of $100.6 million and approximately 27% gross profit in 2004. Excluding the benefits of foreign exchange, revenue from the barcode systems businesses declined 7.3% in 2004 compared to 2003. This decision represents the first action resulting from a comprehensive review of all of our products and operations."

While the Company has decided to exit the barcode systems businesses, the timing or specific means of exiting these businesses have not yet been determined. Various options will continue to be analyzed and certain options may incur additional charges and costs. The Company will provide further details as the rationalization and restructuring plans become finalized.

Financial highlights for the fourth quarter 2004:

o Gross profit for the fourth quarter 2004 was $94.2 million, or 43.5% of revenue, compared to $92.0 million, or 43.0% of revenue, for the fourth quarter 2003. Beginning with the fourth quarter and for the full year 2004, the Company has reclassified research and development (R&D) to operating expenses and reclassified royalties relating to products from operating expenses up to cost of revenues. All prior periods have been reclassified for comparability.

o Selling, general, and administrative expenses (SG&A) were $69.4 million, or 32.1% of revenue, for the fourth quarter 2004, compared to $69.1 million, or 32.3% of revenue, in the same period last year.

o Research and development expenses, which are included as an operating expense, were $9.2 million, or 4.2% of revenue, in the fourth quarter 2004, compared to $5.8 million, or 2.7% of revenue, in the fourth quarter 2003.

o Other operating expenses for the fourth quarter of year 2004 include impairment charges of $51.4 million related to the write-down of the Company's goodwill, intangibles, and fixed assets in the Labeling Services segment reduced by a reversal of $3.0 million of restructuring charges related to the 2003 and 2002 restructuring programs. Other operating expenses in 2003 consisted of $8.6 million of restructuring and impairment charges.

o The GAAP reported operating loss was $32.8 million in the fourth quarter 2004, compared to operating income of $8.4 million, or 3.9% of revenue, in the fourth quarter 2003.

o Operating income, excluding other operating expenses described above, was $15.7 million, or 7.2% of revenue, in fourth quarter of 2004, compared to $17.0 million, or 8.0% of revenue, in the fourth quarter of year 2003. (See attached table for "Reconciliation of GAAP to Non-GAAP Measures".) The reduction in operating margins is attributable to a 150 basis point increase in research and development expenditure in 2004.

o Cash flow from operations for the fourth quarter 2004 was $54.4 million versus $73.3 million in the fourth quarter 2003.

o As of December 26, 2004, cash and cash equivalents were $102.7 million, working capital was $166.9 million, and total debt was $72.8 million. Capital expenditures in the fourth quarter were $3.7 million.

Craig Burns, Executive Vice President, Chief Financial Officer and Treasurer, commented, "In the fourth quarter, we redeemed the remaining $23.3 million of the convertible debentures. We ended the year with a strong balance sheet providing us with the financial flexibility to reduce costs and rationalize our business while at the same time investing for growth. We are also pleased to announce that on March 4, 2005 we closed on a new $150.0 million multi-currency, unsecured revolving credit facility. We borrowed $60.0 million under the new facility at closing to extinguish the remaining balance under the Senior Secured facility, which has been terminated. The terms and conditions under the new five-year facility should provide us with the financing necessary to execute our business plan."

Mr. Off concluded, "Our goal is to significantly expand our operating margins and to focus on our growth opportunities. During 2005, we expect to take the necessary steps to position Checkpoint for long-term growth and profitability. Although we are cautious given the uncertain economic environment in Europe, which accounts for approximately 49% of our total sales, we expect revenue growth of 5% to 7% and earnings of $1.15 to $1.25 per diluted share for the full year 2005. We are also targeting free cash flow of $45 million to $55 million for the full year 2005. Since we have yet to determine the timing, method, and any associated costs regarding the exit of the barcode systems businesses, this guidance excludes any costs associated with exiting those businesses, and only assumes revenue growth on the remaining product lines. We will update guidance as the details of our rationalization and restructuring plans are finalized. Due to the timing of expenses, we expect the first quarter earnings per share will represent only approximately 10% of the full year earnings per share."


Financial highlights for full year 2004:

o Reported revenue of $778.7 million, compared to $723.3 million in the full year 2003. Foreign exchange had a positive impact on revenue of approximately $42.2 million for the full year 2004 compared to 2003.

o Gross profit for 2004 was $337.6 million, or 43.4% of revenue, compared to $310.3 million, or 42.9% in 2003.

o Selling, general, and administrative expenses were $253.3 million in 2004, or 32.5% of revenue, compared to $233.1 million, or 32.2% of revenue, in 2003. Research and development was $29.0 million, or 3.7% of revenue, compared to $15.9 million, or 2.2% of revenue, in 2003.

o The reported operating loss was $13.1 million for the full year 2004, compared to operating income of $52.7 million for the full year 2003. Excluding "other operating expenses" detailed below, operating income was $55.3 million, or 7.1% of revenue, compared to $61.3 million, or 8.5% of revenue, in 2004. (See attached table for "Reconciliation of GAAP to Non-GAAP Measures".) The 140 basis point drop in operating margin in year 2004 can be attributed to the 150 basis point increase in research and development expenses.

o Included in other operating expenses and the operating loss for 2004 were impairment charges of $51.4 million, a charge in the amount of $19.95 million for the litigation settlement with ID Security Systems Canada Inc. (ID Systems), and a $3.0 million restructuring charge reversal, while the prior year operating income included asset impairment and restructuring charges of $8.6 million.

o The GAAP reported net loss for the year 2004 was $20.2 million, or $0.55 per diluted share, compared to a net income of $29.2 million, or $0.82 per fully diluted share, for the full year 2003. Excluding other operating expenses, as detailed above, net earnings were $35.8 million, or $0.93 per diluted share, compared to $34.9 million, or $0.97 per diluted share in 2003.

Checkpoint Systems will host a conference call today, March 8, 2005, at 10 a.m. Eastern Time, to discuss its fourth quarter 2004 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live webcast at the Company's homepage, www.checkpointsystems.com, by clicking on the "Conference Calls" link or entering the "Investors" section of this site. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. The webcast will be archived at the Company's homepage beginning approximately 90 minutes after the call ends until the next quarterly conference call.

Checkpoint Systems, Inc. is a multinational manufacturer and marketer of integrated systems solutions for retail security, labeling, and merchandising. Checkpoint is a leading provider of EAS and RFID systems, source tagging, hand-held labeling systems, retail merchandising systems, and barcode labeling systems. Applications include automatic identification, retail security and pricing, and promotional labels. Operating directly in 30 countries, Checkpoint has a global network of subsidiaries and provides professional customer service and technical support around the world. Checkpoint Systems, Inc.'s website is located at www.checkpointsystems.com.

Safe Harbor Statement
This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Security and Exchange Commission filings.

                                                          (Two Tables Follow)

                            Checkpoint Systems, Inc.
                      Consolidated Statements of Operations
                      (Thousands except per share amounts)
                                   (unaudited)

                                                                 Quarter Ended                   Twelve Months Ended
                                                                  (13 Weeks)                          (52 Weeks)

                                                            Dec. 26,      Dec. 28,            Dec. 26,         Dec. 28,
                                                              2004         2003                2004             2003
                                                          -------------  -------------      --------------   --------------

Net revenues                                                  $216,419       $213,896            $778,679         $723,262
Cost of revenues (1)                                           122,170        121,938             441,079          412,951
                                                          -------------  -------------      --------------   --------------
Gross profit                                                    94,249         91,958             337,600          310,311

Selling, general, and administrative expenses                   69,404         69,141             253,345          233,133
Research and development expenses (2)                            9,173          5,811              28,962           15,860
Goodwill impairments                                            34,696              -              34,696                -
Asset impairments                                               16,748          1,507              16,748            1,507
Restructuring expenses                                         (3,016)          7,125             (3,016)            7,125
Litigation settlement                                                -              -              19,950                -
                                                          -------------  -------------      --------------   --------------
Operating (loss) income                                       (32,756)          8,374            (13,085)           52,686

Interest income                                                    387            456               1,567            1,487
Interest expense                                                 1,413          2,473               6,980           11,076
Other gain, net                                                    382            509                 219            1,319
                                                          -------------  -------------      --------------   --------------
(Loss) earnings before income taxes and minority interest     (33,400)          6,866            (18,279)           44,416

Income taxes                                                   (4,109)          2,343               1,823           15,160
Minority interest                                                    5             29                  90              103
                                                          -------------  -------------      --------------   --------------

Net (loss) earnings                                          $(29,296)        $ 4,494           $(20,192)         $ 29,153
                                                          =============  =============      ==============   ==============

Net (loss) earnings per share:
  Basic                                                       $ (0.78)         $ 0.13            $ (0.55)           $ 0.88

  Diluted                                                     $ (0.78)         $ 0.13            $ (0.55)           $ 0.82

Weighted average common stock outstanding                      37,706          34,244              36,823           33,142
Weighted average common stock and
  dilutive stock outstanding                                   37,706 (3)      40,447              36,823 (4)       39,936


                                                              (CONTINUED)

Footnotes:

1 Research and development expenses have been reclassified from cost of revenues to operating expenses. Royalties relating to products have been reclassified from operating expenses to cost of revenues.
2 Research and development expenses have been reclassified from cost of revenues to operating expenses 3 The additional 703 common shares resulting from stock options and the assumed conversion of 1,029 common shares from the subordinated debentures are not included as they are anti-dilutive
4 The additional 781 common shares resulting from stock options and the assumed conversion of 2,187 common shares from the subordinated debentures are not included as they are anti-dilutive





                                                Checkpoint Systems, Inc.
                                             Summary Consolidated Balance Sheet
                                                       (Thousands)

                                                        December 26,                December 28,
                                                           2004                        2003
                                                           ----                        ----
                                                               (unaudited)
                                                       (preliminary)

Cash and Cash Equivalents                               $102,694                      $110,376
Working Capital                                         $166,912                      $ 76,890
Current Assets                                          $400,582                      $374,102
Total Debt                                              $ 72,767                      $145,791
Shareholders' Equity                                    $378,763                      $323,290
Total Assets                                            $766,948                      $773,322


Reconciliation of Non-GAAP Financial Measures in Accordance with SEC
Regulation G

Checkpoint Systems, Inc. reports financial results in accordance with U.S. GAAP and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's presentation of its financial results that are prepared in accordance with GAAP. The Company uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. The Company is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.

The reconciliation set forth below is provided in accordance with Regulation G and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.


                            Checkpoint Systems, Inc.
              Reconciliation of GAAP to Non-GAAP Financial Measures
                      (Thousands except per share amounts)
                                   (unaudited)

                                                                 Quarter Ended                   Twelve Months Ended
                                                                  (13 Weeks)                          (52 Weeks)

                                                            Dec. 26,        Dec. 28,         Dec. 26,         Dec. 28,
                                                             2004            2003             2004             2003
                                                          -------------  -------------      --------------   --------------

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net revenues
                                                             $216,419       $213,896            $778,679         $723,262
                                                          =============  =============      ==============   ==============


GAAP operating (loss) income                                 $(32,756)        $ 8,374           $(13,085)          $52,686

Non-GAAP adjustments:

Loss from settlement of lawsuit with ID Security
  Systems Canada Inc.                                             --              --              19,950                --

Impairment charges related to the Labeling
  Services operating segment                                   51,444              --              51,444                --

Restructuring (reversal) expense and related asset
  impairment charges                                           (3,016)          8,632             (3,016)            8,632
                                                          -------------  -------------      --------------   --------------


Adjusted Non-GAAP operating income before
   taxes and minority interest                                $ 15,672       $ 17,006            $ 55,293         $ 61,318
                                                          =============  =============      ==============   ==============


GAAP operating margin                                              N/M           3.9%                 N/M             7.3%

Adjusted Non-GAAP operating margin                                7.2%           8.0%                7.1%             8.5%

                            Checkpoint Systems, Inc.
         Reconciliation of GAAP to Non-GAAP Financial Measures continued
                      (Thousands except per share amounts)
                                   (unaudited)

                                                                 Quarter Ended                   Twelve Months Ended
                                                                  (13 Weeks)                          (52 Weeks)

                                                            Dec. 26,      Dec. 28,           Dec. 26,          Dec. 28,
                                                              2004         2003               2004              2003
                                                          -------------  -------------      --------------   --------------

Reconciliation of GAAP to Non-GAAP Net
  Income:

Net (loss) income, as reported                               $(29,296)        $ 4,494           $(20,192)          $29,153

Non-GAAP adjustments:

(Gain) loss from settlement of lawsuit with ID
  Security Systems Canada Inc., net of tax                     (1,900)             --             12,968                --

Impairment charges related to the Labeling
  Services operating segment, net of tax                       44,986              --             44,986                --

Restructuring (reversal) expense and related asset             (1,960)          5,783             (1,960)            5,783
  impairment charges, net of tax
                                                          -------------  -------------      --------------   --------------

Adjusted net income                                           $ 11,830       $ 10,277            $ 35,802         $ 34,936
                                                          =============  =============      ==============   ==============


Reported diluted shares                                         37,706         40,447              36,823           39,936

Adjusted diluted shares                                         39,438         40,447              39,791           39,936

Reported earnings per share - diluted                         $ (0.78)         $ 0.13            $ (0.55)            $0.82

Adjusted earnings per share - diluted                           $ 0.30         $ 0.27              $ 0.93            $0.97

